Exhibit 6.7

Between:

Emergent Technology Holdings LP (“EmTech”)

and

T Stamp Inc. (“Trust Stamp”)

and

10Clouds S.p z.o.o. (“10Clouds”)

Whereas:

1)	Trust Stamp issued to EmTech a Simple Agreement for Future Equity on July 1, 2019 with an outstanding balance of $2,111,953 (“the EmTech SAFE”).

2)	Trust Stamp issued to 10Clouds a Simple Agreement for Future Equity on December 29, 2017 with a face value of $750,000 (“the 10Clouds SAFE”).

3)	10Clouds has performed software development services for EmTech or its affiliates in respect of which there is an outstanding payable (“Past Development Services”).

4)	EmTech wishes to engage Trust Stamp to perform future software development services (“the Future Services”).

5)	Trust Stamp intends to sub-contract some or all of the Future Services to 10Clouds.

It is now agreed as follows:

1.	EmTech will issue to Trust Stamp an irrevocable purchase order (“the Purchase Order”) dated February 4, 2020 for $300,000 payable on February 4, 2020 solely by a reduction in the outstanding balance of the EmTech SAFE (“the Payment”), to be credited against mutually agreed Statements of Work (“SOWs”) in 2020. The Payment is non-refundable and the credit is non-assignable.

2.	Trust Stamp will enter into SOW’s with 10Clouds for appropriate sub-contract work under the Purchase Order.

3.	10Clouds hereby releases EmTech and its affiliates from any liability for fees for Past Development Services up to and including January 31, 2020.

4.	The balance on the 10Clouds SAFE is hereby increased by $200,000 to $950,000 subject to an absolute right for Trust Stamp at its option to redeem that $200,000 for cash at any time before the conversion of the 10Clouds SAFE to equity as provided therein. In the absence of such redemption, the $200,000 shall be treated as having the same rights as the original $750,000.

5.	EmTech hereby reduces the balance due on the EmTech SAFE by $500,000 with immediate effect and asserts the outstanding balance to be $1,611,953.

Signed for Trust Stamp:
Andrew Gowasack
President
February 4, 2020

Signed for EmTech:
Name: Brent de Jong
Office: Chairman
February 4, 2020

Signed for 10Clouds:
Name: Michal Klujszo
Office: Managing Partner
February 4, 2020

TITLE	Tripartite Agreement TStamp-10Clouds-EmTech

FILE NAME	Tripartite Agreem...tion Version).pdf

DOCUMENT ID	753287bd17d7152ab0f982044b64a42b46535280

AUDIT TRAIL DATE FORMAT	MM / DD / YYYY

STATUS	Completed

Document History

02 / 04 / 2020	Sent for signature to Brent de Jong
22:23:40 UTC	(brent.dejong@emergenttech.com), Michal Klujszo
(michal.klujszo@10clouds.com) and Andrew Gowasack
(agowasack@truststamp.ai) from
daniel.chavez@emergenttech.com
IP: 50.244.119.125

02 / 04 / 2020	Viewed by Andrew Gowasack (agowasack@truststamp.ai)
22:25:16 UTC	IP: 128.61.111.167

02 / 04 / 2020	Viewed by Brent de Jong (brent.dejong@emergenttech.com)
23:01:23 UTC	IP: 50.244.119.125

02 / 04 / 2020	Viewed by Michal Klujszo (michal.klujszo@10clouds.com)
23:11:27 UTC	IP: 89.64.83.30

02 / 04 / 2020	Signed by Andrew Gowasack (agowasack@truststamp.ai)
22:27:52 UTC	IP: 128.61.111.167

TITLE	Tripartite Agreement TStamp-10Clouds-EmTech

FILE NAME	Tripartite Agreem...tion Version).pdf

DOCUMENT ID	753287bd17d7152ab0f982044b64a42b46535280

AUDIT TRAIL DATE FORMAT	MM / DD / YYYY

STATUS	Completed

Document History

02 / 04 / 2020	Signed by Brent de Jong (brent.dejong@emergenttech.com)
23:01:42 UTC	IP: 50.244.119.125

02 / 05 / 2020	Signed by Michal Klujszo (michal.klujszo@10clouds.com)
15:51:12 UTC	IP: 78.11.110.178

02 / 05 / 2020	The document has been completed.
15:51:12 UTC